SEC EDGAR NOTE -  THIS DOCUMENT WAS WRITTEN  IN CHINESE AND  ENGLISH.
   THE FOLLOWING IS THE ENGLISH VERSION:

                                   *****


                                                           Richard Ellis


                                 LETTER OF INTENT



           Lessor:     Te Chan Co.


           Lessee:     Beauti Control Cosmetics



   1.    Building Name    Bank Tower

   2.       Address       2Fl, No.205 ,Tun Hwa N. Rd.,Taipei

   3.   Area for Lease    Approximately 288  ping(950.4  Square  m),
                          including common area, see the attached floor plan. Rental and all other payments shall be adjusted in accordanc with the revised area upon formal measurement.


   4.   Rental            NT$3,550 per ping per month equivalent  to
                          NTS$1,022,400 per month (Exclusive 5% of V.A.T.)

   5.   Payment Terms     Initial   payment  six   (6)   months   in
                          advance, there after four (4) months in advance.

   6.   Deposit           Four(4)  months   rental   equivalent   to
                          NT$4,089,600

   7.   Management Fee    NT$200 per ping  per month on gross  area,
                          payable by the lessee, increasing NT$10 per ping per month annually.

   8.   Fit Out Period    One( 1) month,  from 1 October 1997  until
                          31 October 1997

   9.   Handover Day      1st. October, 1997

   10.  Rental Increment  Five (5)% p.a.

   11.  Lease Term        Three(3) years,from  lst.November 1997  to
                          3lst.  October.  2000,  with  the   lessee
                          having the first right to renew.

   12.     Carpark and    2 carparking  bays  at NT$12,000  per  bay
         Carpark Rental   per  month, increasing  NT$500  per  month
                          annually.

   13    Initial Deposit  The Lessee shall pay an initial deposit  a one (1)  months rental  upon execution  of
                          this Letter of  Intent. Should the  Lessee
                          then  not proceed  to  execute  the  lease
                          agreement, this deposit shall be  forfeit.
                          Should  the Lessor  then  not  proceed  to
                          execute the lease agreement, this  deposit
                          shall be  returned to  the Lessee  and  an
                          equivalent  amount also  be  paid  by  the
                          Lessor to the Lessee as penalty
   14.       Others       1..The lessor shall  grant the Lessee  the
                          first right  to  lease a  portion  of  the
                          first   (Ground)   floor.,   The    terms,
                          conditions and area of these premises shall be subject to negotiation.

                          2.Both  parties   undertake   to   execute
                          formal documentation  prior to  31  August
                          1997.



   The "Letter of Intent" is accepted, signed and chopped by the Lessor and Lessee as below:


   Lessor                              Lessee


   Te Chan Co.                         Beauti Control Cosmetics


   Confirmed and accepted by           Confirmed and accepted by

   /s/                                 /s/

   Aug 1, 1997                         1 August 1997